As filed with the Securities and Exchange Commission on April 28, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Baozun Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Building B, No. 1268 Wanrong Road

Shanghai 200436

The People’s Republic of China

+86 21 8026-6000

(Address of principal executive offices and zip code)

2015 Share Incentive Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(Name and address of agent for service)

(800) 221-0102

(Telephone number, including area code, of agent for service)

Robin Bin Lu
Building B, No. 1268 Wanrong Road
Shanghai 200436
People's Republic of China
+86 21 8026-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A ordinary shares, $0.0001 par value per share (3)	491,977 Class A ordinary shares(4)	$10.0867 (5)	$4,962,424.41	$644.13

(1)	Represents Class A ordinary shares issuable pursuant to awards (including the exercise of any options, restricted shares, and restricted share units granted) under the 2015 Share Incentive Plan (the “2015 Plan”) of Baozun Inc. (the “Registrant”). In accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement will also cover an indeterminate number of additional Class A ordinary shares that become issuable under the 2015 Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or similar transaction.
(2)	These Class A ordinary shares are offered under awards (including options, restricted shares, and restricted share units) granted or to be granted under the 2015 Plan. The proposed maximum offering price per Class A ordinary share and the proposed maximum aggregate offering price have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee.
(3)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents three Class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under separate registration statements on Form F-6 (333-204030 and 333-230717).
(4)	Represents an automatic increase to the number of shares available for issuance under the 2015 Plan. Shares available for issuance under the 2015 Plan were previously registered on registration statements on Form S-8 filed with the SEC on July 30, 2015 (Registration No. 333-205944), April 3, 2017 (Registration No. 333-217121), April 18, 2018 (Registration No. 333- 224330) and April 23, 2019 (Registration No. 333- 230994). On December 31, 2019, the unissued shares reserved for future issuance under the 2015 Plan accounted for less than 1.5% of Registrant’s total issued and outstanding shares on an as-converted basis, as a result, on January 1, 2020, the number of shares reserved for future issuances under the 2015 Plan automatically increased to 1.5% of the total issued and outstanding shares.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices for the Registrant’s ADSs, as quoted on The Nasdaq Stock Market on April 22, 2020.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SHARES

Pursuant to General Instruction E of Form S-8, Baozun Inc (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 491,977 additional Class A ordinary shares for future issuance under the Registrant’s 2015 Plan, pursuant to the provisions of the 2015 Plan providing for an automatic increase in the number of shares reserved for future issuance under the 2015 Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on July 30, 2015 (Registration No. 333-205944), April 3, 2017 (Registration No. 333-217121), April 18, 2018 (Registration No. 333- 224330) and April 23, 2019 (Registration No. 333- 230994), except for Part II, Item 8 – Exhibits, are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number	Description

4.1	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.2	Specimen Certificate for Class A Ordinary Shares of the Registrant (incorporated by reference to Exhibit 4.2 to the Registration Statement of the Registrant on Form F-1, as amended (Registration No. 333-203477))

4.3	Amended and Restated Deposit Agreement, dated April 4, 2019, among the Registrant, JP Morgan Chase Bank, N.A., as depositary, and holders and beneficial owners from time to time of American Depositary Receipts issued thereunder (incorporated by reference to Exhibit 4.3 of Form S-8 (File No. 333- 230994) filed with the Securities and Exchange Commission on April 23, 2019)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP, counsel to the Registrant, regarding the legality of the Ordinary Shares

10.1	2015 Share Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement of the Registrant on Form F-3, as amended (Registration No. 333-214801))

23.1*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, an Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in opinion filed as Exhibit 5.1)

24.1*	Powers of attorney (included on signature pages)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on April 28, 2020.

Baozun Inc.
By:	/s/ Vincent Wenbin Qiu
Name:	Vincent Wenbin Qiu
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Vincent Wenbin Qiu and Robin Bin Lu with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Vincent Wenbin Qiu		Director and Chief Executive Officer	April 28, 2020
Name:	Vincent Wenbin Qiu	(principal executive officer)

/s/ Robin Bin Lu		Chief Financial Officer	April 28, 2020
Name:	Robin Bin Lu	(principal financial and accounting officer)

/s/ Junhua Wu		Director	April 28, 2020
Name:	Junhua Wu

/s/ Satoshi Okada		Director	April 28, 2020
Name:	Satoshi Okada

/s/ Gang Yu		Director	April 28, 2020
Name:	Gang Yu

/s/ Jessica Xiuyun Liu		Director	April 28, 2020
Name:	Jessica Xiuyun Liu

/s/ Yiu Pong Chan		Director	April 28, 2020
Name:	Yiu Pong Chan

/s/ Bin Yu		Director	April 28, 2020
Name:	Bin Yu

/s/ Steve Hsien-Chieng Hsia		Director	April 28, 2020
Name:	Steve Hsien-Chieng Hsia

/s/ Changqing Ye		Director	April 28, 2020
Name:	Changqing Ye

Cogency Global Inc.		Authorized U.S. Representative	April 28, 2020

/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President